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                                                                      EXHIBIT 11

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
           STATEMENT RE: COMPUTATION OF PRO FORMA PER SHARE EARNINGS*

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
                                                                               SIX MONTHS ENDED
                                                                                 NOVEMBER 30,
                                                                           ------------------------   YEAR ENDED
                                                                              1994         1993      MAY 31, 1994
                                                                           -----------  -----------  ------------
                                                                                   (AMOUNTS IN THOUSANDS,
                                                                                 EXCEPT PER SHARE AMOUNTS)
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period................................      166,081      165,898      165,898
Shares issued upon exercise of stock options.............................          171            8           60
Dilutive effect of outstanding stock options.............................        2,138          198        1,114
Shares issued as grants of restricted stock, net of
 cancellations...........................................................      --               (11)         (48)
Shares assumed issued in the Merger......................................       33,190       33,190       33,190
                                                                           -----------  -----------  ------------
Weighted average number of shares and share equivalents outstanding......      201,580      199,283      200,214
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Income from continuing operations before cumulative effect of a change in
 accounting principle....................................................  $   103,146  $    75,008   $  214,521
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Earnings per share from continuing operations before cumulative effect of
 a change in accounting principle........................................  $      0.51  $      0.38  $      1.07
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in primary calculation............      201,580      199,283      200,214
Additional dilutive effect of stock options..............................          168           44           97
Assumed conversion of dilutive convertible debentures....................       12,909       13,978       13,966
                                                                           -----------  -----------  ------------
Fully diluted weighted average number of shares..........................      214,657      213,305      214,277
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Income from continuing operations used in primary calculation............  $   103,146  $    75,008  $   214,521
Adjustments for interest expense, contractual allowances and income
 taxes...................................................................        3,728        2,491        5,981
                                                                           -----------  -----------  ------------
Adjusted income from continuing operations used in fully diluted
 calculation.............................................................  $   106,874  $    77,499  $   220,502
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------
Earnings per share from continuing operations before cumulative effect of
 a change in accounting principle........................................  $      0.50  $      0.36  $      1.03
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

- ------------------------
 * All shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.
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